Electronic Articles of Incorporation
For

P08000099442
FILED
November 06, 2008
Sec. Of State
vingram

ECOLIVEGREEN CORP.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ECOLIVEGREEN CORP.

Article II

The principal place of business address:

5100 WEST COPANS ROAD
810
MARGATE, FL. 33063

The mailing address of the corporation is:

5100 WEST COPANS ROAD
810
MARGATE, FL. 33063

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

STEVEN ADELSTEIN
7076 SPYGLASS AVE.
PARKLAND, FL. 33076

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: STEVEN ADELSTEIN

Article VI

The name and address of the incorporator is:

STEVEN ADELSTEIN
5100 WEST COPANS ROAD
SUITE 810
MARGATE FL. 33063

Incorporator Signature: STEVEN ADELSTEIN

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,D
PAUL L CULLER
346 FAIRWAY NORTH
TESQUESTA, FL. 33469

Title: VP,D
LEN BRYAN
5100 W. COPANS ROAD SUITE 810
MARGATE, FL. 33063

Title: VP,D
TRACEY ALBERT
5100 W. COPANS ROAD SUITE 810
MARGATE, FL. 33063

Article VIII

The effective date for this corporation shall be:

11/05/2008